Exhibit 99.1

PermRock Royalty Trust

News Release

PermRock Royalty Trust

Announces Boaz Energy’s Pending Sale to T2S Permian Acquisition II LLC

DALLAS, Texas, January 13, 2025 – PermRock Royalty Trust (NYSE:PRT) (the “Trust”) today announced that Boaz Energy II, LLC (“Boaz Energy”), the owner and operator of the oil and gas properties underlying the Trust (the “Underlying Properties”), informed the Trust that Boaz Energy and its affiliate, Boaz Energy II Royalty, LLC (“Boaz Royalty” and, together with Boaz Energy, the “Grantors”), entered into a Purchase and Sale Agreement on January 10, 2025 (the “Purchase and Sale Agreement”) with T2S Permian Acquisition II LLC, a Delaware limited liability company (the “Buyer”), with respect to the Underlying Properties. The Underlying Properties are subject to the net profits interests (the “Net Profits Interest”) conveyed to the Trust pursuant to that certain Conveyance of Net Profits Interest, dated May 4, 2018, by and among the Grantors, Simmons Bank (as trustee of the Trust, succeeded by Argent Trust Company) and Wilmington Trust, National Association (the “Conveyance”).

Boaz Energy informed the Trust that, pursuant to the Purchase and Sale Agreement, the Grantors will sell and convey to the Buyer all of (a) Boaz Energy’s right, title and interest in and to the Underlying Properties (which shall remain burdened by the Net Profits Interest and subject to the Conveyance); and (b) Boaz Energy’s 4,884,861 Trust units representing beneficial interests in the Trust (the “Boaz Trust Units”).

Boaz Energy reports that the Purchase and Sale Agreement contains customary conditions to the parties’ obligations to consummate the closing of the transaction (the “Closing”). If customary closing conditions are satisfied, the Closing is anticipated to occur in March 2025. From and after the Closing, the Buyer will own the Underlying Properties (burdened by the Trust’s Net Profits Interest and subject to the Conveyance) and the Boaz Trust Units, and the Buyer (or an affiliate thereof) will become the operator of the Underlying Properties.

Boaz Energy reports that it will help facilitate the transfer of operations of the Underlying Properties from Boaz Energy to the Buyer. Argent Trust Company, as trustee of the Trust (the “Trustee”), expects to continue administration of the Trust in the ordinary course of business.

About PermRock Royalty Trust

PermRock Royalty Trust is a Delaware statutory trust formed to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from the Underlying Properties. For more information on PermRock Royalty Trust, please visit our website at www.permrock.com.

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Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements represent the Trust’s and Boaz Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements include the consummation of the transaction, the timing of Closing, the transition of operations of the Underlying Properties and processes in support of the administration of the Trust, and statements regarding Boaz Energy’s operations and the sale of the Boaz Trust Units and the Underlying Properties to the Buyer.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Trust does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Trust to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Trust’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and other public filings filed with the SEC. The risk factors and other factors noted in the Trust's public filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement. The Trust’s filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact: PermRock Royalty Trust

Argent Trust Company, Trustee

Jana Egeler, Vice President, Trust Administrator

Toll-free: (855) 588-7839

Fax: (214) 559-7010

Website: www.permrock.com

e-mail: trustee@permrock.com

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